SUB-ADVISORY AGREEMENT

     THIS AGREEMENT is made between Virtus Capital Management, Inc. (hereinafter referred to as "Adviser") and Trend Capital Management, Inc. located in Minneapolis, Minnesota (hereinafter referred to as the "Sub-Adviser").

                                WITNESSETH:

     That the parties hereto, intending to be legally bound hereby agree as follows:

      1. Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to The Virtus Funds (the "Trust") such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for one or more of the portfolios ("Funds") of the Trust, which may be offered in one or more classes of shares ("Classes").

       2. For its services under this Agreement, Sub-Adviser shall receive from Adviser an annual fee ("the Sub-Advisory Fee"), as set forth in the exhibits hereto. In the event that the fee due from the Trust to the Adviser on behalf of the Funds is reduced in order to meet expense limitations imposed on the Funds by state securities laws or regulations, the Sub-Advisory Fee shall be reduced by the same percentage as is the existing percentage that it receives of the Adviser's fee. (For example, if the total fee paid by the Trust to the Adviser were 1.00% of average daily net assets of the Fund, and the Sub-Adviser was entitled to receive a sub-advisory fee of .25% of the Fund's average daily net assets, then in the event there was a reduction in fees from the Trust to the Adviser for the above-stated reason, then the reduction in the sub-advisory fee would be 25% of the reduction in the advisory fee).
     Notwithstanding any other provision of this Agreement, the Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or the Class of the Fund) to the extent that the Fund's expenses exceed such lower expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.

      3. This Agreement shall begin for the Fund on the date that the parties execute an exhibit to this Agreement relating to such Funds and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to each Fund.

     4. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund on sixty (60) days' written notice to Adviser; (b) by Sub-Adviser or Adviser upon 120 days' written notice to the other party to the Agreement.

     5. This Agreement shall automatically terminate: (a) in the event of its assignment (as defined in the Investment Company Act of 1940); or (b) in the event of termination of the Investment Advisory Contract for any reason whatsoever.

      6. So long as both Adviser and Sub-Adviser shall be legally qualified to act as an investment adviser to the Funds, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Investment Company Act of 1940) to the Funds except as provided herein and in the
Investment Advisory Contract or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

     Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 3 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.

     7. This Agreement may be amended from time to time by agreement of theparties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Investment Company Act of 1940, of any such party at a meeting called for that purpose, and, where required by
Section 15(a)(2) of the Investment Company Act of 1940, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of each Fund.

     8. Adviser agrees that, except as otherwise provided by law or agreement of the parties or as may be necessary to effect the purpose and intent of this Agreement, the advice and information provided by Sub-Adviser to Adviser hereunder, and the trends identified therein, shall be held as confidential by
Adviser and shall not be resold or passed on by Adviser in written or oral form by Adviser to any other non-affiliated person without Sub-Adviser's express prior written consent.

     9. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or reckless disregard by the Sub-Adviser of its duties under this Agreement, the Sub-Adviser shall not be liable to the Adviser, the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.




                                 EXHIBIT A

                             THE VIRTUS FUNDS
                          THE STYLE MANAGER FUND

                           SUB-ADVISORY CONTRACT

     For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee as follows: (a) an amount equal to .10% of the first $60 million of the Fund's average daily net assets; and (b) with respect to average daily net assets of the Fund in excess of $60 million, an amount equal to (i) one-third of VCM's advisory fee to the extent that such advisory fee is less than or equals 1% of the Fund's average daily net assets (but not to exceed .25% of the Fund's average daily net assets); plus (ii) to the extent that the annual advisory fee exceeds 1% of the Fund's average daily net assets, an additional amount equal to two-thirds of such excess. The Sub- Advisory Fee shall be accrued daily, and paid monthly as set forth in the Advisory Contract dated March 1, 1995.

      This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, and their corporate seals to be affixed hereto this 21st day of October, 1996.

                                                                 VIRTUS
CAPITAL MANAGEMENT, INC.

Attest:


/s/ Rhonda M. Watson                         By/s/ Garry M. Allen

Assistant Vice President            President


                                                                   TREND
CAPITAL MANAGEMENT, INC.



/s/ Timothy O'Malley                         By/s/ Thomas G. Fox
Secretary                                    President

                                 EXHIBIT B

                             THE VIRTUS FUNDS
                     THE STYLE MANAGER: LARGE CAP FUND

                           SUB-ADVISORY CONTRACT


      For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser a Sub-Advisory Fee equal to .15% of the first $100 million of the Fund's average daily net assets; and .33 1/3% of the Fund's average daily net assets in excess of $100 million. The Sub-Advisory Fee shall be accrued daily, and paid monthly as set forth in the Advisory Contract dated March 1, 1995.

      This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, and their corporate seals to be affixed hereto this 21st day of October, 1996.

                                                            VIRTUS CAPITAL
MANAGEMENT, INC.

Attest:


/s/ Rhonda M. Watson                         By/s/ Garry M. Allen

Assistant Vice President                     President

                                                             TREND
CAPITAL MANAGEMENT, INC.



/s/ Timothy O'Malley                         By/s/ Thomas G. Fox
Secretary                                    President